UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DJO INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following disclosure was included in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2007:

DJO Incorporated (“DJO”) and the other named defendants have entered into a memorandum of understanding with plaintiffs’ counsel in connection with two purported class action lawsuits filed in the California Superior Court, in the County of San Diego and consolidated as In re DJO Shareholder Litigation, Master File No: 37-2007-00074195-CU-BT-CTL. Those consolidated actions were filed in connection with the DJO Board of Directors’ approval of a merger agreement with an affiliate of ReAble Therapeutics, Inc.

Under the terms of the memorandum, DJO, the other named defendants, and plaintiffs have agreed to settle the consolidated action subject to court approval. DJO and the other defendants deny all allegations of wrongdoing, fault, liability or damage to the plaintiffs and the putative class in the consolidated action, deny that they are engaged in any wrongdoing or violation of law or breach of duty and believe they acted properly at all times. The memorandum provides for dismissal of the consolidated action with prejudice upon approval of a stipulation of settlement by the court. Pursuant to the terms of the memorandum, DJO acknowledged that the consolidated action resulted in a decision to provide additional information to shareholders in the definitive proxy statement concerning the proposed merger and to modify certain terms in the merger agreement as described below, and agreed to pay certain attorneys’ fees, costs, and expenses incurred by the plaintiffs. DJO does not make any admission that the supplemental disclosures are material.

Pursuant to the terms of the memorandum, DJO, ReAble Therapeutics Finance LLC and Reaction Acquisition Merger Sub, Inc. have agreed that (i) notwithstanding Section 8.5(d) of the merger agreement, in the event that the merger agreement is terminated by ReAble Therapeutics Finance LLC or DJO pursuant to Sections 8.2(a), 8.2(b) or 8.4(b) of the merger agreement, DJO shall be obligated to pay the termination fee only in the event that it enters into a definitive agreement with respect to, or consummates, a takeover proposal (as such term is defined in the merger agreement) within eight months (rather than twelve months) after such termination, and (ii) notwithstanding Section 6.2(g)(i)(A) of the merger agreement, the five calendar days period in the definition of notice period in the merger agreement shall be deemed to be three calendar days.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger referred to above, DJO filed a definitive proxy statement with the SEC on October 9, 2007. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS THAT THE COMPANY MAY FILE WITH THE SEC IN THEIR ENTIRETY WHEN SUCH MATERIALS BECOME AVAILABLE, BECAUSE THE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT DJO AND THE PROPOSED MERGER. The final proxy statement was mailed to DJO’s stockholders. Stockholders are able to obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from DJO by directing a request to: DJO Incorporated, 1430 Decision Street, Vista, CA, 92081, Attention: Mark Francois, Director of Investor Relations (Tel: 1-760-734-4766, Email: mark.francois@djortho.com).